SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2026

AI Era Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 336-2398

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2026, AI Era Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lambda Ventures, LLC, a Florida limited liability company (the “Buyer”). Pursuant to the Purchase Agreement, the Company issued and sold to the Buyer a convertible promissory note (the “Note”) in the aggregate principal amount of $51,500.00 (which includes a $1,500.00 original issue discount) for a purchase price of $50,000.00. The Buyer withheld a non-accountable sum of $5,000.00 from the purchase price to cover its legal fees in connection with the transaction.

The Note bears interest at a rate of 10% per annum, with the first twelve months of interest guaranteed and earned in full as of the Issue Date. The Note matures twelve (12) months from the Issue Date. The Note is convertible into shares of the Company’s common stock, $0.001 par value per share, at the Holder’s option at any time at a conversion price equal to 80% of the lowest traded price of the common stock on the Principal Market during the twenty (20) Trading Days prior to the applicable conversion date, subject to standard adjustments for stock dividends, splits, combinations, and similar events. The Note is unsecured and contains customary events of default, including (but not limited to) failure to pay principal or interest when due, failure to issue conversion shares, breach of covenants or representations, bankruptcy events, and delisting. Upon an event of default, the outstanding principal and accrued interest become immediately due and payable at 150% of the outstanding amount (plus additional monthly increases and other remedies).

The Company agreed to use the net proceeds for expenses related to its SaaS Artificial Intelligence build-out and not for repayment of certain indebtedness or other restricted uses. The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Buyer, including (among others) piggy-back registration rights granted to the Buyer, most-favored-nation provisions, and restrictions on subsequent securities issuances for thirty (30) days.

The foregoing description of the Purchase Agreement and the Note is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The issuance of the Note (and any common stock issuable upon conversion thereof) was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) thereunder. No advertising or general solicitation was used in connection with the issuance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement with Lambda Ventures, LLC dated April 28, 2026
4.1	Promissory Note issued to Lambda Ventures, LLC dated April 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI Era Corp.

By: /s/ Ahmad Moradi
Ahmad Moradi
Chief Executive Officer

Date: April 30, 2026

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